Exhibit 99.1
Marlin Midstream Partners, LP changes name to Azure Midstream Partners, LP and Expects to List its Common Units on the New York Stock Exchange

Dallas, TX – May 20, 2015 – Marlin Midstream Partners, LP (NASDAQ: FISH) announced that effective immediately it changed its name from Marlin Midstream Partners, LP to Azure Midstream Partners, LP (“Azure”). The change is being made to give aligned identity to the Azure family of companies, Azure's employees and customers, and Azure's general partner. Also effective immediately, the general partner of Azure changed its name to Azure Midstream Partners GP, LLC.

“We are proud to introduce the new name of Azure Midstream Partners, LP, which better aligns the identity of Azure with that of our general partner and affiliated companies,” said I.J. “Chip” Berthelot II, Chief Executive Officer of Azure.

New York Stock Exchange Listing

Azure submitted written notice to NASDAQ Global Market (“NASDAQ”) to voluntarily delist its common units, and applied to list its common units on the New York Stock Exchange (“NYSE”). Management determined that the listing of Azure’s common units on the NYSE is in the best interest of unitholders and the NYSE is better aligned with Azure’s growth strategy, corporate identity and corporate governance structure. Azure intends to file a Form 25 with the Securities and Exchange Commission to effect the proposed delisting from NASDAQ. The delisting from NASDAQ is expected to become effective following the close of business on May 28, 2015, and Azure’s common units are expected to commence trading on the NYSE at market open on May 29, 2015 under the ticker “AZUR.” Until the transfer is complete, Azure’s common units will continue to trade on NASDAQ under the ticker “FISH.”

About Azure Midstream Partners, LP

Azure Midstream Partners, LP is a fee-based, growth oriented Delaware limited partnership formed to develop, own, operate and acquire midstream energy assets. Azure currently provides natural gas gathering, transportation, treating and processing services, NGL transportation services and crude oil transloading services. Headquartered in Dallas, Texas, Azure’s assets include 723 miles of gathering lines in the horizontal Cotton Valley plays located in east Texas and north Louisiana, two natural gas processing facilities located in Panola County, Texas, a natural gas processing facility located in Tyler County, Texas, two NGL transportation pipelines that connect its Panola County and Tyler County processing facilities to third party NGL pipelines and three crude oil transloading facilities containing six crude oil transloaders. Additional information about Azure Midstream Partners, LP can be found at www.azuremidstreampartners.com.

About Azure Midstream Energy, LLC

Azure Midstream Energy, LLC is a midstream company with a focus on owning, operating, developing and acquiring midstream energy infrastructure in core producing areas in the United States. Azure Midstream Energy, LLC owns 100% of Azure Midstream Partners GP, LLC, and 90% of the incentive distribution rights of Azure. In addition to its ownership of Azure, Azure Midstream Energy, LLC provides natural gas gathering, compression, treating and processing services in north Louisiana and east Texas in the prolific Haynesville and Bossier Shale formations.

Forward Looking Statements

This press release contains forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results or the ability to generate revenues, income or cash flow or to make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations of Azure may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond Azure’s ability to control or predict. These statements are necessarily based upon various assumptions involving judgments with respect to the future, including, among others, conditions in the capital and credit markets; the ability to achieve synergies and revenue growth; national, international, regional and local economic, competitive and regulatory conditions and developments; technological developments; inflation rates; interest rates; the political and economic stability of oil producing nations; energy markets; commodity prices; weather conditions; environmental conditions; business and regulatory or legal decisions; the timing and success of business development efforts; terrorism; and other uncertainties. In addition, an extensive list of specific material risks and uncertainties affecting Azure is contained in its 2014 Annual Report on Form 10-K and in our other public filings and press releases. There is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on Azure’s results of operations or financial condition. Because of these uncertainties, you are cautioned not to put undue reliance on any forward-looking statement.

Institutional Investor Contact:
Azure Midstream Partners, LP
Eric T. Kalamaras - Chief Financial Officer
(214) 206-9499

Retail Investor Contact:
Azure Midstream Partners, LP
Stephen Ciupak - Director of Financial Strategy
(214) 646-1583

Media Relations Contact:
Steven C. Sullivan
(518) 587-5995